                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                FreeMarkets, Inc.
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)



                 Delaware                                        04-3265483
----------------------------------------                     -------------------
                (STATE OF                                       (IRS EMPLOYEE
              INCORPORATION                                  IDENTIFICATION NO.)
             OR ORGANIZATION)

      22nd Floor, One Oliver Plaza
             210 Sixth Avenue
        Pittsburgh, Pennsylvania                                   15222
----------------------------------------                     -------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          ZIP CODE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates: 333-86755
         ---------
Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
           -------------------                   -------------------------------

              Not Applicable                              Not Applicable
           -------------------                   -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (TITLE OF CLASS)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-86755) that was originally filed with the Securities and Exchange Commission (the "Commission") on September 8, 1999 (the "Registration Statement"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

ITEM 2.  EXHIBITS.

             EXHIBIT NO.                      DESCRIPTION
         ----------------- ----------------------------------------------------

                  1 Form of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1(b) to the Registration Statement on Form S-1 (File No. 333-86755) of the registrant, as amended).

                  2 Form of Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2(b) to the Registration Statement on Form S-1 (File No. 333-86755) of the registrant, as amended).

                  3 Amended and Restated Registration Rights Agreement dated August 3, 1999 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-86755) of the registrant, as amended).

                  4 Loan and Security Agreement between the registrant and Silicon Valley Bank dated February 5, 1999 (incorporated by reference to Exhibit 10.4(a) to the Registration Statement on Form S-1 (File No. 333-86755) of the registrant, as amended).

                  5 First Amendment to Loan and Security Agreement between the registrant and Silicon Valley Bank dated September 3, 1999 (incorporated by reference to
                           Exhibit 10.4(b) to the Registration Statement on Form S-1 (File No. 333-86755) of the registrant, as amended).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEMARKETS, INC.

                                        By: /s/ Sam E. Kinney, Jr.
                                            -----------------------------------
                                        Name:  Sam E. Kinney, Jr.
Date: November 2, 1999                  Title: Executive Vice President

                                       3